Exhibit 99.4

News from Xerox

For Immediate Release
Xerox Corporation
45 Glover Avenue
P.O. Box 4505
Norwalk, CT   06856-4505
tel    +1-203-968-3000

Xerox to Separate into Two Market-Leading Public Companies Following Completion of Comprehensive Structural Review

•	Transaction to create $11 billion Document Technology company and $7 billion Business Process Outsourcing company in tax free structure

•	Separation, expected to be complete by end of 2016, will maximize return to shareholders and align with current market dynamics

•	Announces strategic transformation program anticipated to deliver $2.4 billion in savings over next 3 years across both companies

NORWALK, Conn., Jan. 29, 2016 - Xerox (NYSE: XRX) announced today the results of its review of the company’s portfolio and capital allocation options announced in October 2015. The Board of the company has unanimously approved management's plan to separate Xerox into two independent publicly- traded companies, each of which will be a leader in its respective industry.

“Today Xerox is taking further affirmative steps to drive shareholder value by announcing it will separate into two strong, independent, publicly traded companies,” said Ursula Burns, chairman and chief executive officer of Xerox. “These two companies will be well positioned to lead in their respective rapidly evolving markets and capitalize on the opportunities that now exist to expand margins and increase market share.”

“I am confident that the extensive structural review we conducted over the last few months has produced the right path forward for our company. We will now position the companies for success and execute our plan to separate them in the shortest possible timeframe while continuing to focus on achieving our 2016 goals,” added Burns.

New Company Details

The Document Technology company will continue to be a global leader in document management and document outsourcing with approximately $11 billion in 2015 revenue. It will lead the market with superior technology, solutions and innovations that optimize document management in an increasingly interconnected, digital world. Its strong profitability and free cash flow generation will enable significant capital return and provide for selective investments in attractive growth areas.

The Business Process Outsourcing (BPO) company will be an industry leader that helps clients improve the flow of work by leveraging its expertise in managing transaction-intensive processes and applying innovations to automate and simplify business processes. With approximately $7 billion in 2015 revenue - more than 90% of which is annuity based - the company is focused on attractive growth markets including transportation, healthcare, commercial and government services. As an independent company, BPO will have the focus and flexibility needed to continue to adapt to the changing needs of its clients, further refine its portfolio of services and pursue significant growth and margin expansion opportunities.

The leadership and names of the two companies will be determined as the separation process progresses.

Separation Rationale

Today’s market realities require greater agility and flexibility, the ability to innovate and adapt technology to address clients’ fast-evolving needs, and a more focused and efficient approach to operations and capital allocation. As a result, it has become increasingly clear that the Document Technology and BPO businesses serve distinct client needs, have different growth drivers, and require customized operating models and capital structures. Thus, the separation of the two businesses will enhance their competitive positions and create significant value creation opportunities, including:

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Enhanced strategic and operational focus. Each company will leverage its areas of strength and differentiation to address distinct market trends and opportunities. The Document Technology company will invest selectively in growth areas while ensuring continued operational discipline and capturing transformative productivity. The BPO company will focus on leadership in attractive market segments to deliver differentiated solutions to its clients and drive profitable revenue growth.

•
Simplification of organizational structure and resources. Each company will be able to adapt faster to clients’ changing needs, address specific market dynamics, target innovation and investments in select growth areas and accelerate decision making processes.

•
Distinct and clear financial profiles. The separation will enable each company to leverage its distinct growth profile and cash flow characteristics to optimize its capital structure and capital allocation strategy.

•
Compelling equity investment cases. As standalone companies, both companies will offer distinct and compelling investment propositions with differentiated financial profiles, growth drivers and business prospects.

Strategic Transformation

Xerox also announced today a three year strategic transformation program targeting a cumulative $2.4 billion savings across all segments. The program is inclusive of ongoing activities and $600 million of incremental transformation initiatives. The company expects $700 million in annualized savings in 2016.

“A core tenet of the strategic transformation we are embarking on today is changing and improving the way we operationalize our businesses. We have identified a plan to deliver cumulative reductions of $2.4 billion over the next three years as part of this process. I have instructed our teams to begin work immediately to deliver the efficiencies needed to achieve our goal,” Burns added.

Next Steps

Xerox will begin the process to separate into the two companies while it finalizes the transaction structure. Xerox’s objective is to complete the separation by year-end, subject to customary conditions, receipt of regulatory approvals, tax considerations, securing any necessary financing and final approval of the Xerox Board.

The transaction is intended to be tax-free to Xerox shareholders for federal income tax purposes.

Until the separation is complete, Xerox will continue to operate as a single company and it will continue to be business as usual for our customers and employees.

Advisors

Lazard and Goldman Sachs & Co are serving as financial advisors and Cravath, Swaine & Moore LLP is serving as legal advisor to Xerox.  Centerview Partners is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to the Board of Directors.

Conference Call Details
Xerox will be hosting a conference call today at 10:00 a.m. ET. The live event can be accessed online at http://edge.media-server.com/m/p/rykhkkz7.

An archived audio webcast of this event will be available shortly following the conference call.

Additional information regarding the separation can be found on www.XeroxPathForward.com.

About Xerox
Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. We conduct business in 180 countries, and our more than 140,000 employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients - and their customers. Learn more at www.xerox.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations, including with respect to the proposed separation of the Business Process Outsourcing ("BPO") business from the Document Technology and Document Outsourcing business, the expected timetable for completing the separation, the future financial and operating performance of each business, the strategic and competitive advantages of each business, future opportunities for each business and the expected amount of cost reductions that may be realized in the cost transformation program, and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the BPO business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended, March 31, 2015, June 30, 2015 and September 30, 2015 and our 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contacts:
Sean Collins, Xerox, +1-310-497-9205, sean.collins2@xerox.com
Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contacts:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com
Sean Cornett, Xerox, +1 203-849-2672, sean.cornett@xerox.com

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